Exhibit 99.1

Generac Announces Preliminary Third Quarter 2022 Results

WAUKESHA, WISCONSIN (October 19, 2022) – Generac Holdings Inc. (NYSE: GNRC) (“Generac” or the “Company”), a leading global designer and manufacturer of energy technology solutions and other power products, today announced selected preliminary financial results for its third quarter ended September 30, 2022 and provided an update on its outlook for the full year 2022. Generac also announced plans to release its full third quarter 2022 financial results before the market opens on Wednesday, November 2, 2022 and hold a conference call at 10:00 a.m. EDT on that day to discuss the Company’s operating results and updated outlook in more detail.

Preliminary Third Quarter 2022 Results

●	Preliminary net sales increased 15% to approximately $1.09 billion during the third quarter of 2022 as compared to $943 million in the prior-year third quarter.

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Preliminary net income attributable to the Company during the third quarter was approximately $58 million, or $0.83 per share, as compared to $132 million, or $1.93 per share, for the same period of 2021. The current year net income includes pre-tax charges totaling approximately $55 million, including approximately $37 million of clean energy product warranty-related matters and approximately $18 million of bad debt expense related to a clean energy product customer that has filed for bankruptcy.

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Preliminary adjusted net income attributable to the Company, as defined in the accompanying reconciliation schedules, was approximately $112 million, or $1.75 per share, during the third quarter as compared to $151 million, or $2.35 per share, for the same period of 2021.

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Preliminary adjusted EBITDA before deducting for noncontrolling interests, as defined in the accompanying reconciliation schedules, was approximately $184 million, or approximately 17% of net sales, during the third quarter as compared to $209 million, or 22% of net sales, for the same period of 2021.

“Despite reporting mid-teens net sales growth, third quarter results fell short of our prior expectations,” said Aaron Jagdfeld, President and Chief Executive Officer. “While shipments of Commercial & Industrial products performed as expected, Residential product sales were pressured during the quarter. As discussed on our second quarter earnings call, installation capacity for home standby generators continued to grow but still lagged our production output during the third quarter. This has resulted in higher field inventory levels and lower home standby generator orders from our channel partners than previously expected even as end customer demand continues to be strong driven by elevated power outages, most notably from Hurricane Ian. Additionally in the quarter, clean energy product shipments were negatively impacted by a large customer which ceased operations and has since filed for bankruptcy protection.”

2022 Outlook Update

Due to the items highlighted above, the Company is revising its full-year 2022 net sales growth guidance range to 22 to 24% as compared to the prior year, which includes approximately 5 to 7% net impact from acquisitions and foreign currency, compared to the previous growth guidance range of 36 to 40%. Although the Company experienced sequential improvements in key metrics for the home standby category with dealer count, in-home consultations, close rates, activations, and dealer project lead times all improving during the third quarter, home standby order headwinds are expected to persist during the fourth quarter and through the first half of 2023 as distribution partners continue to increase installation capacity and work down their extended backlogs and elevated field inventories.

Additionally, the Company now expects net income margin, before deducting for non-controlling interests, to be approximately 9.0 to 10.0% for the full-year 2022 compared to the previous guidance of 13.0 to 14.0%. This net income guidance includes the impact of the aforementioned $55 million of third quarter pre-tax charges. The corresponding adjusted EBITDA margin is now expected to be approximately 18.0 to 19.0% compared to the previous guidance of 21.5 to 22.5%.

The select financial information provided in this release is preliminary. As the Company completes its third quarter financial close process and finalizes its outlook for the remainder of the year, it is possible that the Company may identify items that require it to make adjustments to the preliminary financial information set forth above, and those adjustments could be material. Furthermore, this update does not present all necessary information for an understanding of the Company's financial condition as of the date of this release, or its results of operations for the third quarter of 2022.

Conference Call and Webcast

Generac management will provide further details regarding third quarter financial results and updated full year 2022 outlook during its conference call at 10:00 a.m. EDT on Wednesday, November 2, 2022.

The conference call can be accessed at the following link: https://register.vevent.com/register/BI3d00d0fc061b4e438a6aee644a56a692. Individuals that wish to listen via telephone will be given dial-in information.

The conference call will also be webcast simultaneously on Generac's website (http://www.generac.com), accessed under the Investor Relations link. The webcast link will be made available on the Company’s website prior to the start of the call within the Events section of the Investor Relations website.

Following the live webcast, a replay will be available on the Company's website.

About Generac

Generac is a leading energy technology company that provides backup and prime power systems for home and industrial applications, solar + battery storage solutions, smart home energy management devices and energy services, advanced power grid software platforms and engine- and battery-powered tools and equipment. Founded in 1959, Generac introduced the first affordable backup generator and later created the category of automatic home standby generator. The company is committed to sustainable, cleaner energy products poised to revolutionize the 21st century electrical grid.

Forward-looking Information

Certain statements contained in this news release, as well as other information provided from time to time by Generac Holdings Inc. or its employees, may contain forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Forward-looking statements give Generac's current expectations and projections relating to the Company's financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "forecast," "project," "plan," "intend," "believe," "confident," "may," "should," "can have," "likely," "future," “optimistic” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

Any such forward looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the Company's control) and assumptions. Although Generac believes any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Generac's actual financial results and cause them to differ materially from those anticipated in any forward-looking statements, including:

●	frequency and duration of power outages impacting demand for our products;
●	fluctuations in cost and quality of raw materials required to manufacture our products;
●	availability of both labor and key components from our global supply chain, including single-sourced components, needed in producing our products;
●	the possibility that the expected synergies, efficiencies and cost savings of our acquisitions will not be realized, or will not be realized within the expected time period;
●	the risk that our acquisitions will not be integrated successfully;

●	the impact on our results of possible fluctuations in interest rates, foreign currency exchange rates, commodities, product mix, logistics costs and regulatory tariffs;
●	the duration and impact of the COVID-19 pandemic;
●	difficulties we may encounter as our business expands globally or into new markets;
●	our dependence on our distribution network;
●	our ability to invest in, develop or adapt to changing technologies and manufacturing techniques;
●	loss of our key management and employees;
●	increase in product and other liability claims or recalls;
●	failures or security breaches of our networks, information technology systems, or connected products;
●	changes in environmental, health and safety, or product compliance laws and regulations affecting our products, operations, or customer demand;
●	significant legal proceedings, claims, lawsuits or government investigations.

Should one or more of these risks or uncertainties materialize, Generac's actual results may vary in material respects from those projected in any forward-looking statements. In the current environment, some of the above factors have materialized and may or will continue to be impacted by the COVID-19 pandemic, which may cause actual results to vary from these forward-looking statements. A detailed discussion of these and other factors that may affect future results is contained in Generac's filings with the U.S. Securities and Exchange Commission (“SEC”), particularly in the Risk Factors section of the 2021 Annual Report on Form 10-K and in its periodic reports on Form 10-Q. Stockholders, potential investors and other readers should consider these factors carefully in evaluating the forward-looking statements.

Any forward-looking statement made by Generac in this press release speaks only as of the date on which it is made.  Generac undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Metrics

Core Sales

The Company references core sales to further supplement Generac's condensed consolidated financial statements presented in accordance with U.S. GAAP. Core sales excludes the impact of acquisitions and fluctuations in foreign currency translation. Management believes that core sales facilitates easier and more meaningful comparison of net sales performance with prior and future periods.

Adjusted EBITDA

To supplement our condensed consolidated financial statements presented in accordance with U.S. GAAP, the Company provides the computation of Adjusted EBITDA attributable to the Company, which is defined as net income before noncontrolling interest adjusted for the following items: interest expense, depreciation expense, amortization of intangible assets, income tax expense, certain non-cash gains and losses including purchase accounting and contingent consideration adjustments, share-based compensation expense, losses on extinguishment of debt, certain transaction costs and credit facility fees, business optimization expenses, certain specific provisions, and adjusted EBITDA attributable to noncontrolling interests, as set forth in the reconciliation table below.

Adjusted Net Income

To further supplement Generac's condensed consolidated financial statements presented in accordance with U.S. GAAP, the Company provides a summary to show the computation of adjusted net income attributable to the Company. Adjusted net income attributable to the Company is defined as net income before noncontrolling interests adjusted for the following items: amortization of intangible assets, amortization of deferred financing costs and original issue discount related to the Company's debt, intangible impairment charges, certain transaction costs and other purchase accounting adjustments, losses on extinguishment of debt, business optimization and other charges, certain other non-cash gains and losses, and adjusted net income attributable to non-controlling interests. In addition, for periods prior to 2022, adjusted net income reflects cash income tax expense due to the existence of the tax shield from the amortization of tax-deductible goodwill and intangible assets from the acquisition of the Company by CCMP Capital Advisors, LLC in 2006. Due to the expiration of this tax shield in the fourth quarter of 2021, there is no similar reconciling item starting in 2022.

The presentation of this additional information is not meant to be considered in isolation of, or as a substitute for, results prepared in accordance with U.S. GAAP.  Please see the accompanying Reconciliation Schedules and our SEC filings for additional discussion of the basis for Generac's reporting of Non-GAAP financial measures, which includes why the Company believes these measures provide useful information to investors and the additional purposes for which management uses the non-GAAP financial information.

SOURCE: Generac Holdings Inc.

CONTACT:

Michael W. Harris

Senior Vice President – Corporate Development & Investor Relations
(262) 506-6064
InvestorRelations@generac.com

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